SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:     November 1, 2000

DOT COM ENTERTAINMENT GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-26597
(Commission File Number)

58-2466312
(IRS Employer Identification No.)

150 Randall Street, Oakville, Ontario
(Address of principal executive offices)

L6J 1P4
(Zip Code)

(905-337-8524)
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 4.             Change in Registrant's Certifying Accountant.

1.             November 1, 2000, the Company was notified that Freed Maxick Sachs & Murphy, PC had merged with McGladrey & Pullen, LLP and that Freed Maxick Sachs & Murphy, PC would no longer be the auditor for the Registrant. McGladrey & Pullen, LLP was appointed as the Registrant’s new auditor.

2.             The auditor’s reports from Freed Maxick Sachs & Murphy, PC for the Registrant’s past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

3.             The decision to engage McGladrey & Pullen, LLP was approved by the board of directors.

4.             During the Registrant’s two most recent fiscal years and the subsequent interim period preceding the change, there have been no disagreements with Freed Maxick Sachs & Murphy, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

5.             The Registrant has requested Freed Maxick Sachs & Murphy, PC to furnish a letter addressed to the Commission stating whether it agrees with the statements made in this Item. Such letter is included in an exhibit to this Form 8K.